EXHIBIT 10.2
GUARANTY AND SECURITY AGREEMENT
          THIS GUARANTY AND SECURITY AGREEMENT, dated as of December 31, 2008 (as amended, supplemented and otherwise modified from time to time, this “Guaranty”), is made by the undersigned (each, a “Guarantor”, and collectively, the “Guarantors”, each of which are set forth on Exhibit A hereto) in favor of the United States Department of the Treasury (the “Lender”).
RECITALS
          A. Pursuant to the Loan and Security Agreement, dated as of December 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Lender and General Motors Corporation (the “Borrower”), the Lender has agreed to make Advances to the Borrower upon the terms and subject to the conditions set forth therein.
          B. Each of the Guarantors will derive a substantial direct and/or indirect benefit from the Lender’s making of Advances to the Borrower pursuant to the Loan Agreement. To induce the Lender to make such Advances and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor has agreed to provide the guaranty set forth herein in favor of the Lender.
          C. It is a condition precedent to the obligation of the Lender to make Advances to the Borrower under the Loan Agreement that each Guarantor shall have executed and delivered this Guaranty to the Lender.
          NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Defined Terms.
          (a) Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
          “Expiration Date” shall have the meaning set forth in Section 2(c) herein.
          “Guarantor Event of Default” shall mean an Event of Default with respect to a Guarantor.
          “Obligations” shall mean (a) all of the Borrower’s obligations to repay the Advances on the Maturity Date, to pay interest on an Interest Payment Date and all other obligations and liabilities of the Borrower to the Lender or to any other Person arising under, or in connection with, the Loan Documents, whether now existing or hereafter arising; (b) any and all sums paid by the Lender pursuant to the Loan Documents in order to preserve any Facility Collateral or the interest of the Lender therein; (c) in the event of any proceeding for the collection or enforcement of any of the Borrower’s obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Facility Collateral, or of any exercise by the Lender of its rights under the Loan Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of the Borrower’s indemnity obligations to the Lender pursuant to the Loan Documents.

          (b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.
          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     2. Guaranty.
          (a) Each Guarantor hereby unconditionally and irrevocably guarantees to the Lender and each of its permitted indorsees, transferees and assigns the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
          (b) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Lender in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under this Guaranty. This Guaranty shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto there may not be any outstanding Obligations.
          (c) No payment or payments made by Borrower, a Guarantor, any other guarantor or any other Person or received or collected by the Lender from Borrower, a Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder. Each Guarantor shall remain liable for the Obligations until (i) the Obligations are satisfied and paid in full and (ii) the date on which any payment made to the Lender in respect of the Obligations shall no longer be subject to avoidance under the Bankruptcy Code (such date, the “Expiration Date”), notwithstanding any payment or payments referred to in the foregoing sentence other than payments made by Guarantors in respect of the Obligations or payments received or collected from Guarantors in respect of the Obligations.
          (d) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment on account of its liability hereunder, it will notify the Lender in writing that such payment is made under this Guaranty for such purpose.
     3. Security Interest; Right of Set-off.
          (a) Guaranty Collateral. As security for the prompt and complete payment when due of the Obligations and the performance by each Guarantor of all the covenants and obligations to be performed by it pursuant to this Guaranty and the other Loan Documents, each Guarantor hereby mortgages, pledges and grants to the Lender a Lien on and security interest in all of its rights, title and interest in and to all personal property and real property wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, the following, whether now or hereafter existing and wherever located:
     (i) all Intellectual Property as well as royalties therefrom;
     (ii) each Individual Property;

     (iii) all cash and Cash Equivalents, and all other property from time to time deposited in any account or deposit account and the monies and property in the possession or under the control of Lender or any affiliate, representative, agent or correspondent of Lender related to the foregoing;
     (iv) all other tangible and intangible personal property of such Guarantor (whether or not subject to the Uniform Commercial Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all rights to receive cash and investments, including without limitation, state, Federal or local tax refunds, intercompany debt, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Guarantor described in the preceding clauses (i) through (iii) of this Section 3(a) (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Guarantor in respect of any of the items listed above), and all books, correspondence, files and other Records in the possession or under the control of such Guarantor or any other Person from time to time acting for such Guarantor that at any time evidence or contain information relating to any of the property described in the preceding clauses (i) through (iii) of this Section 3(a) or are otherwise necessary or helpful in the collection or realization thereof;
     (v) all rights, title and interest of such Guarantor (but not any of the obligations, liabilities or indemnifications of such Guarantor) in, to and under the Loan Documents;
     (vi) all “accounts,” “chattel paper,” “commercial tort claims,” “deposit accounts,” “documents,” “equipment,” “general intangibles” (including without limitation, uncertificated Equity Interests), “goods,” “instruments,” “inventory,” “investment property,” “letter of credit rights,” and “securities’ accounts,” as each of those terms is defined in the Uniform Commercial Code; and
     (vii) all products and proceeds relating to or constituting any or all of the foregoing (clauses (i) through (vi) collectively, the “Guaranty Collateral”);
in each case howsoever such Guarantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise), provided that, notwithstanding anything to the contrary contained herein or in any other Loan Document, the term “Guaranty Collateral” and each other term used in the definition thereof shall not include, and no Guarantor is pledging or granting a security interest in, any Property to the extent that such Property constitutes Excluded Collateral; provided further, however, that if and when, and to the extent that, any Property ceases to be Excluded Collateral, such Guarantor hereby grants to Lender, and at all times from and after such date, the Lender shall have a first priority or junior priority, as applicable, Lien in and on such Property (subject to Permitted Liens), and such Guarantor shall cooperate in all respects to ensure the prompt perfection of the Lender’s security interest therein.
          The Liens granted to Lender hereinabove shall be first priority Liens on all of the Guaranty Collateral (subject to Permitted Liens and to the extent legally and contractually permissible); provided that, with respect to the Guaranty Collateral which is subject to a Senior Lien, as set forth on Schedule 6.28 of the Loan Agreement, the Lien shall be of junior priority (to the extent legally and contractually permissible).

          The Obligations of each Guarantor under the Loan Documents constitute recourse obligations of such Guarantor, and therefore, their satisfaction is not limited to payments from the Guaranty Collateral.
          With respect to each right to payment or performance included in the Guaranty Collateral from time to time, the Lien granted therein includes a continuing security interest in (i) any supporting obligation that supports such payment or performance and (ii) any Lien that (A) secures such right to payment or performance or (B) secures any such supporting obligation.
          (b) Right of Set-off. Each Guarantor hereby irrevocably authorizes the Lender at any time and from time to time without notice to any Guarantor, any such notice being expressly waived by Guarantors, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender to or for the credit or the account of Guarantors, or any part thereof in such amounts as Lender may elect, against and on account of the obligations and liabilities of Guarantors to Lender hereunder and claims of every nature and description of Lender against Guarantors, in any currency, whether arising hereunder, under the Loan Agreement, or under any other Loan Document, as Lender may elect, whether or not Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Lender may set-off cash, the proceeds of the liquidation of any Guaranty Collateral and all other sums or obligations owed by Lender to Borrower or Guarantors against all of each Guarantor’s obligations to Lender, whether under this Guaranty or under any other agreement with any Guarantor, or otherwise, whether or not such obligations are then due, without prejudice to the Lender’s right to recover any deficiency. The rights of Lender under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which Lender may have. Upon the occurrence of any Guarantor Event of Default with respect to any Guarantor, the Lender shall have the right to cause liquidation, termination or acceleration to the extent of any assets pledged by such Guarantors to secure their Obligations hereunder or under any other agreement to which this Section 3 applies.
          (c) UCC Matters, Further Assurances. Each Guarantor, shall, at all times on and after the date hereof, and at its expense, cause Uniform Commercial Code financing statements and continuation statements to be filed in all applicable jurisdictions as required to continue the perfection of the security interests created by this Guaranty. Each Guarantor shall, from time to time, at its expense and in such manner and form as the Lender may reasonably require, execute, deliver, file and record any other statement, continuation statement, specific assignment or other instrument or document and take any other action that may be necessary, or that the Lender, may reasonably request, to create, evidence, preserve, perfect or validate the security interests created hereunder or to enable the Lender to exercise and enforce its rights hereunder with respect to any of the Guaranty Collateral. Each Guarantor agrees that, if the grant of a security interest in any Property to Lender requires a consent to such grant from any other Person (other than such Guarantor or any of its Affiliates), such Guarantor shall use its best efforts to procure such consent, taking into consideration the likelihood that such consent will be given. Further, each Guarantor agrees that if any Excluded Collateral should, at any time following the Effective Date, become Guaranty Collateral on which the Lender is permitted to take a Lien, such Guarantor shall so notify the Lender and cooperate with and shall take all steps as may be reasonably required by the Lender to enable and continue the perfection of the Lender’s security interests therein. Without limiting the generality of the foregoing, such Guarantor shall, upon the request of the Lender, execute and file such Uniform Commercial Code financing or continuation statements, or amendments thereto or assignments thereof, Mortgages and such other instruments or notices, as may be necessary or appropriate or as the Lender may request with respect to the Guaranty Collateral. Each Guarantor hereby authorizes the Lender to file one or more Uniform Commercial Code financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Guaranty Collateral now existing or hereafter arising without the signature of such Guarantor where permitted by law. A carbon, photographic or other reproduction of this Guaranty or any financing statement covering the Guaranty Collateral or any part thereof shall be sufficient as a financing statement.
          (d) Changes in Locations, Names, etc. If any Guarantor shall (i) change the location of its chief executive office/chief place of business from that specified in Section 6.10 of the Loan Agreement, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains records with respect to the Guaranty Collateral, or (iii) reincorporate or reorganize under the laws of another jurisdiction, it shall give the Lender written notice thereof not later than ten (10) days after such event occurs, and shall deliver to the Lender all Uniform Commercial Code financing statements and amendments as the Lender shall request and taken all other actions deemed reasonably necessary by the Lender to continue its perfected status in the Guaranty Collateral with the same or better priority.
          (e) Lender’s Appointment as Attorney-in-Fact. Each Guarantor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Guarantor and in the name of such Guarantor or in its own name, from time to time in the Lender’s discretion, for the purpose of carrying out the terms of this Guaranty to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Guaranty, which such Guarantor is required to do hereunder but has failed to do so within the time limits required, including without limitation, to protect, preserve and realize upon the Guaranty Collateral, to file such financing statements relating to the Guaranty Collateral as the Lender at its option deems appropriate, and, without limiting the generality of the foregoing, such Guarantor hereby gives the Lender the power and right, on behalf of such Guarantor, without assent by, but with notice to, such Guarantor, if a Guarantor Event of Default shall have occurred and be continuing, to do the following:
     (i) in the name of such Guarantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any insurance policies or with respect to any of the Guaranty Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due with respect to any other Guaranty Collateral whenever payable;
     (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Guaranty Collateral; and
     (iii) (A) to direct any party liable for any payment under any Guaranty Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Guaranty Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Guaranty Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Guaranty Collateral or any part thereof and to enforce any other right in respect of any Guaranty Collateral; (E) to defend any suit, action or proceeding brought against such Guarantor with respect to any Guaranty Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) in connection with its exercise of its remedies hereunder pursuant to this Section 3, generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Guaranty Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and such Guarantor’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Guaranty Collateral and the Lender’s Liens thereon and to effect the intent of this Guaranty and the other Loan Documents, all as fully and effectively as such Guarantor might do.
Each Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
          Each Guarantor also authorizes the Lender, at any time and from time to time, to execute, in connection with any sale of Guaranty Collateral provided for in this Section 3, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Guaranty Collateral.
          The powers conferred on the Lender are solely to protect the Lender’s interests in the Guaranty Collateral and, except as required under Applicable Law, shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, agents or employees shall be responsible to such Guarantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
          (f) Proceeds. If a Guarantor Event of Default shall occur and be continuing, (a) all proceeds of Guaranty Collateral received by such Guarantor consisting of cash, checks and Cash Equivalents shall be held by such Guarantor in trust for the Lender, segregated from other funds of such Guarantor, and shall forthwith upon receipt by such Guarantor be turned over to the Lender in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Lender, if required), and (b) any and all such proceeds received by such Guarantor will be applied by the Lender against, the Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, royalty payments, license fees, all prepayments and payoffs, all dividends and distributions, insurance claims, condemnation awards, sale proceeds, rents and any other income and all other amounts received with respect to the Guaranty Collateral and upon the liquidation of any Guaranty Collateral, all such proceeds received by the Lender will be distributed by the Lender in such order as the Lender shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Guaranty shall have been terminated shall be promptly paid over to such Guarantor or to whomsoever may be lawfully entitled to receive the same.
          (g) Remedies. If a Guarantor Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Guaranty and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code, at law and in equity. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon such Guarantor or any other Person (all and each of which demands, defenses, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Guaranty Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Guaranty Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall act in good faith to obtain the best execution possible under prevailing market conditions. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Guaranty Collateral so sold, free of any right or equity of redemption in the related Guarantor, which right or equity is hereby waived and released. Each Guarantor further agrees, at the Lender’s request, to assemble the Guaranty Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the related Guarantor’s premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Guaranty Collateral or in any way relating to the Guaranty Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the related Guarantor. To the extent permitted by Applicable Law, each Guarantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder. If any notice of a proposed sale or other Disposition of Guaranty Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other Disposition. Each Guarantor shall remain liable for any deficiency (plus accrued interest thereon) if the proceeds of any sale or other disposition of the Guaranty Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements incurred by the Lender, including reasonable fees and expenses of any attorneys employed by the Lender to collect such deficiency. Because each Guarantor recognizes that the Lender may not be able to purchase or sell all of the Guaranty Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Guaranty Collateral may not be liquid, each Guarantor agrees that liquidation of the Guaranty Collateral does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, the Lender may elect, in its sole discretion, the time and manner of liquidating any Guaranty Collateral and nothing contained herein shall (i) obligate the Lender to liquidate any Guaranty Collateral on the occurrence of a Guarantor Event of Default or to liquidate all Guaranty Collateral in the same manner or on the same Business Day or (ii) constitute a waiver of any of the Lender’s rights or remedies.
          (h) Continuing Liability of each Guarantor. The security interests described above are granted as security only and shall not subject the Lender or any of its assigns to, or transfer or in any way affect or modify, any obligation, liability or indemnity of each Guarantor with respect to, any of the Guaranty Collateral or any transaction relating thereto. None of the Lender or its assigns shall be required or obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance by any party under any such obligation, or to make any payment or present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which any such Person may be entitled at any time.
          (i) Limitation on Duties Regarding Preservation of Guaranty Collateral. The Lender’s duty with respect to the custody, safekeeping and physical preservation of the Guaranty Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Guaranty Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Guaranty Collateral upon the request of the related Guarantor or otherwise
          (j) Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Guaranty Collateral are irrevocable and powers coupled with an interest.
          (k) Release of Security Interest Upon Satisfaction of all Obligations. Upon termination of this Guaranty and repayment to the Lender of all Obligations and the performance of all obligations under the Loan Documents, the Lender shall release its security interest in any remaining Guaranty Collateral; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the related Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for such Guarantor or any substantial part of its Property, or otherwise, this Guaranty, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.
          (l) Partial Release of Guaranty Collateral. Provided that no Event of Default shall then exist, the Lender shall, in connection with any Disposition of Guaranty Collateral permitted under the Loan Agreement (other than dispositions of Guaranty Collateral between and among Guarantors and Pledged Entities), release from the Lien of the Loan Documents the portion of the Guaranty Collateral Disposed of, upon the related Guarantor’s satisfaction of the conditions set forth in the Loan Agreement. For the avoidance of doubt, the Lien of the Lender on Guaranty Collateral shall not be released in connection with the Disposition of Guaranty Collateral between and among Guarantors and Pledged Entities.
     4. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder or any set-off or application of funds of any Guarantors by the Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Lender against Borrower or any other guarantor or any collateral security or guarantee or right of offset held by such Lender for the payment of the Obligations or the obligations of any Guarantor, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to Lender by Borrower on account of the Obligations are indefeasibly paid and satisfied in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and satisfied in full, such amount shall be held by such Guarantor in trust for Lender, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lender may determine.
     5. Amendments, Etc. with Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantors and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by Lender may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, terminated, waived, surrendered or released by Lender, and the Loan Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Lender for the payment of the Obligations or the obligations of any Guarantor may be sold, exchanged, waived, surrendered or released. Lender shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against any Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor, and any failure by the Lender to make any such demand or to collect any payments from Borrower or any such other Guarantor or any release of Borrower or such other Guarantor shall not relieve any Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against such Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     6. Waiver of Rights. Except as otherwise expressly provided herein, each Guarantor waives any and all notice of any kind including, without limitation, notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty. All of the Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Guaranty and all dealings between Borrower and Guarantors, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or Guarantors with respect to the Obligations. In addition, each Guarantor waives any requirement that the Lender exhaust any right, power or remedy or proceed against Borrower or any other Guarantor.
     7. Guaranty Absolute and Unconditional. Each Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance by Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that Lender first attempt to collect any of the Obligations from the Borrower or any other Guarantor, without regard to (a) the validity, regularity or enforceability of the Loan Agreement or any other Loan Document, any of the Obligations or the obligations of each Guarantor hereunder or any other collateral security therefor or guarantee thereof or right of offset with respect thereto at any time or from time to time held by Lender, (b) any defense, set-off, deduction, abatement, recoupment, reduction or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Borrower against the Lender or any other Guarantor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower from the Obligations, or of any Guarantor from this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, Lender may, but shall be under no obligation to, pursue such rights, powers, privileges and remedies as it may have against Borrower or any other Person or against the Guaranty Collateral or any other collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Lender to pursue such other rights or remedies or to collect any payments from Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights, powers, privileges and remedies, whether express, implied or available as a matter of law or equity, of the Lender against Guarantors. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantors and the successors and assigns thereof, and shall inure to the benefit of Lender, and each of its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of Guarantors under this Guaranty shall have been satisfied by performance and payment in full and the Loan Agreement and the other Loan Documents shall have been terminated, notwithstanding that from time to time during the term of the Loan Agreement a Borrower may be free from any Obligations.

     8. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Lender, in Dollars, promptly after demand therefor and in accordance with the wiring instructions of the Lender.
     10. Notices. Except as otherwise expressly permitted by this Guaranty, all notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including, without limitation, by telecopy or Electronic Transmission) delivered to the intended recipient at the “Address for Notices” specified on the signatures pages hereof, beneath each party’s name or in Section 11.02 of Appendix A of the Loan Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier or Electronic Transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
     11. Severability. If any of the provisions of this Guaranty shall be held invalid or unenforceable, this Guaranty shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly. If any of the provisions of this Guaranty shall be held invalid or unenforceable (in whole or in part) as against any one or more Guarantors, then this Guaranty shall continue to be enforceable against all other Guarantors without regard to any such invalidity or unenforceability.
     12. Amendments in Writing; No Waiver; Cumulative Remedies.
          (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Lender; provided that any provision of this Guaranty may be waived in a writing executed by the Lender.
          (b) The Lender shall not be deemed by any act (except by a written instrument pursuant to Section 12(a)), delay, indulgence or omission to have acquiesced in any Default, Event of Default, Guarantor Event of Default or in any breach of any of the terms and conditions hereof, and, in the absence of a written instrument pursuant to Section 12(a), the Lender shall not be deemed to have waived any right, power, privilege or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power, remedy or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, remedy or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right, power, privilege or remedy hereunder on any one occasion shall not be construed as a bar to any right, power, privilege or remedy which Lender would otherwise have on any future occasion.
          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     13. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     14. Successors and Assigns. This Guaranty shall be binding upon the successors and permitted assigns of each Guarantor and shall inure to the benefit of the Lender and each successor and assign thereof. No Guarantor may assign any of its rights, interests or obligations hereunder to any Person without the express written consent of the Lender in its sole discretion and any attempt to assign or transfer this Guaranty without such consent shall be null and void and of no effect whatsoever.
     15. GOVERNING LAW. INSOFAR AS THERE MAY BE NO APPLICABLE FEDERAL LAW, THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY RULE OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. NOTHING IN THIS GUARANTY SHALL REQUIRE ANY UNLAWFUL ACTION OR INACTION BY EITHER PARTY.
     16. CONSENT TO JURISDICTION AND VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF ANY COURT OF THE STATE AND COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK;
          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 10 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND
          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
          EACH GUARANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO

THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     17. Counterparts. This Guaranty may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Guaranty by signing any such counterpart.
     18. Joint and Several Liability. Each Guarantor hereby acknowledges and agrees that the Guarantors are jointly and severally liable to the Lender for all representations, warranties, covenants, obligations and liabilities of each Guarantor hereunder and under the Loan Documents. Each Guarantor hereby further acknowledges and agrees that (a) any Guarantor Event of Default or any default, or breach of a representation, warranty or covenant by any Guarantor hereunder or under any Loan Document is hereby considered a default or breach by each Guarantor, as applicable, and (b) the Lender shall have no obligation to proceed against one Guarantor before proceeding against the other Guarantors. Each Guarantor hereby waives any defense to its obligations under this Guaranty based upon or arising out of the disability or other defense or cessation of liability of one Guarantor versus the other. A Guarantor’s subrogation claim arising from payments to the Lender shall constitute a capital investment in the other Guarantor subordinated to any claims of the Lender and equal to a ratable share of the equity interests in such Guarantor.
     19. Limitation of Individual Guarantor Liability. Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability for the payment of its obligations under this Guaranty shall be limited to an amount not to exceed as of any date of determination the amount which could be claimed by Lender from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code (Title 11, U.S.C.) or under any applicable state fraudulent transfer or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor, if any. To the end set forth above, but only to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the avoidance provisions, if such Guarantor is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for the Obligations, or if the Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Obligations is deemed to have been incurred for the purposes of the avoidance provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations as so reduced, to be subject to avoidance under the avoidance provisions.
     20. Final Agreement; Severability. Other than as referenced in the preceding sentence, this Guaranty contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Guaranty supersedes all prior drafts and communications with respect thereto. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Guaranty. If any term or provision of this Guaranty shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Guaranty.
[Signature page to follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered as of the day and year first above written.

ANNUNCIATA CORPORATION, as a Guarantor

By: Name:	/x/ Adil Mistry Adil Mistry
Title:	Vice President

Address for Notices: 767 Fifth Avenue, 14th Floor New York, NY 10153

Attention: Adil Mistry Telephone: (212) 418-3507 Facsimile: (212) 418-3695
Signature Page to Guaranty and Security Agreement

ARGONAUT HOLDINGS, INC.,
GENERAL MOTORS ASIA, INC.,
GENERAL MOTORS ASIA PACIFIC HOLDINGS, LLC,
GENERAL MOTORS OVERSEAS CORPORATION,
GENERAL MOTORS OVERSEAS DISTRIBUTION CORPORATION,
GENERAL MOTORS PRODUCT SERVICES, INC.,
GENERAL MOTORS RESEARCH CORPORATION,
GM APO HOLDINGS, LLC,
GM EUROMETALS, INC.,
GM FINANCE CO. HOLDINGS LLC,
GM GEFS L.P.,
GM GLOBAL TECHNOLOGY OPERATIONS, INC.,
GM GLOBAL TOOLING COMPANY, INC.,
GM LAAM HOLDINGS, LLC,
GM PREFERRED FINANCE CO. HOLDINGS LLC,
GM TECHNOLOGIES, LLC,
GM-DI LEASING CORPORATION,
GMOC ADMINISTRATIVE SERVICES CORPORATION,
ONSTAR, LLC,
RIVERFRONT HOLDINGS, INC.,
SATURN CORPORATION, and
SATURN DISTRIBUTION CORPORATION,
             each, as a Guarantor

By: Name	/x/ Adil Mistry Adil Mistry
Title:	Vice President

Address for Notices:
767 Fifth Avenue, 14th Floor
New York, NY 10153

Attention: Adil Mistry
Telephone: (212) 418-3507
Facsimile: (212) 418-3695
Signature Page to Guaranty and Security Agreement

GENERAL MOTORS INTERNATIONAL HOLDINGS, INC., as a Guarantor

By: Name	/x/ Adil Mistry Adil Mistry
Title:	Vice President

Address for Notices:
767 Fifth Avenue, 14th Floor
New York, NY 10153

Attention: Adil Mistry
Telephone: (212) 418-3507
Facsimile: (212) 418-3695
Signature Page to Guaranty and Security Agreement

EXHIBIT A
LIST OF GUARANTORS

	Form of	Jurisdiction of
Name	Organization	Organization
Annunciata Corporation	Corporation	Delaware

Argonaut Holdings, Inc.	Corporation	Delaware

General Motors Asia Pacific Holdings, LLC	Limited Liability Company	Delaware

General Motors Asia, Inc.	Corporation	Delaware

General Motors International Holdings, Inc.	Corporation	Delaware

General Motors Overseas Corporation	Corporation	Delaware

General Motors Overseas Distribution Corporation	Corporation	Delaware

General Motors Product Services, Inc.	Corporation	Delaware

General Motors Research Corporation	Corporation	Delaware

GM APO Holdings, LLC	Limited Liability Company	Delaware

GM Eurometals, Inc.	Corporation	Delaware

GM Finance Co. Holdings LLC	Limited Liability Company	Delaware

GM GEFS L.P.	Limited Partnership	Nevada

GM Global Technology Operations, Inc.	Corporation	Delaware

GM Global Tooling Company, Inc.	Corporation	Delaware

GM LAAM Holdings, LLC	Limited Liability Company	Delaware

GM Preferred Finance Co. Holdings LLC	Limited LiabilityCompany	Delaware

GM Technologies, LLC	Limited Liability Company	Delaware

GM-DI Leasing Corporation	Corporation	Delaware

GMOC Administrative Services Corporation	Corporation	Delaware

OnStar, LLC	Limited Liability Company	Delaware

Riverfront Holdings, Inc.	Corporation	Delaware

Saturn Corporation	Corporation	Delaware

Saturn Distribution Corporation	Corporation	Delaware